UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 15, 2009 (January 9, 2009)
STERLING CHEMICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	000-50132 (Commission File No.)	76-0502785 (IRS Employer Identification No.)

333 Clay Street, Suite 3600 Houston, Texas (Address of principal execute offices)		77002-4109 (Zip Code)
(713) 650-3700
(Registrant’s telephone number, including area code)
Not Applicable
(Former names or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EX-10.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On January 9, 2009, certain amendments to the Bonus Plan (as amended, the “Amended Bonus Plan”) maintained by Sterling Chemicals, Inc. (“Sterling”) became effective, including amendments to the criteria pursuant to which cash awards may be made to Sterling’s President and Chief Executive Officer, Chief Financial Officer and other officers named in the compensation table of Sterling’s most recent Proxy Statement (the “Named Executive Officers”), as well as all other salaried employees.
     Under the Amended Bonus Plan, bonus components remain tied to Sterling’s goals and objectives and, with respect to the Named Executive Officers, include individualized goals based on the executive’s ability to influence and contribute to results. The goals and objectives for fiscal year 2009 include goals tied to employee and contractor safety, environmental and process safety management performance, EBITDA (earnings before interest, income taxes, depreciation and amortization) excluding impacts of severance, bonus expense, curtailments, preferred stock-related expenses, legal settlements or judgments and certain legal fees and transaction costs (“Adjusted EBITDA”), improvements in Sterling’s fixed cost levels, executive performance, implementation or completion of critical projects, including strategic plans, and litigation management (“Performance Goals”). Cash bonuses remain based on an employee’s “Bonus Target” (a percentage of his or her base salary), none of which were changed for the Named Executive Officers under the Amended Bonus Plan. However, the amount of cash bonuses potentially payable to each employee will vary based on the number of Performance Goals achieved (with each Performance Goal assigned a percentage value) and the level of performance achieved with respect to each particular Performance Goal. If the “threshold” level of performance is achieved with respect to all of the Performance Goals in any calendar year, the relevant Named Executive Officers are eligible for a bonus of up to 20% of their respective Bonus Targets (or 50% in the case of the President and Chief Executive Officer). If the “target” level of performance is achieved with respect to all of the Performance Goals in any calendar year, the relevant Named Executive Officers are eligible for a bonus of up to 40% of their respective Bonus Targets (or 100% in the case of the President and Chief Executive Officer). Finally, if the “maximum” level of performance is achieved with respect to all of Performance Goals in any calendar year, the relevant Named Executive Officers are eligible for a bonus of up to 80% of their respective Bonus Targets (or 200% in the case of the President and Chief Executive Officer). The amounts of bonuses actually paid to the Named Executive Officers may be reduced by Sterling’s Board of Directors or Compensation Committee for various business considerations.

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     The following table sets forth the estimated potential payments to each Named Executive Officer for fiscal year 2009 under Sterling’s Amended Bonus Plan based on each Named Executive Officer’s current salary, assuming achievement of the same performance level (“threshold,” “target” or “maximum”) for Sterling’s safety, environmental, process safety management and Adjusted EBITDA goals, and each applicable Performance Goal for each Named Executive Officer.

	Estimated Possible Payouts Under
	Amended Bonus Plan
Name	Threshold	Target	Maximum
John V. Genova	$197,500	$395,000	$790,000
John R. Beaver	$44,650	$89,300	$178,600
Kenneth M. Hale	$48,700	$97,400	$194,800
Paul C. Rostek	$46,150	$92,300	$184,600
Walter B. Treybig	$42,600	$85,200	$170,400
Sterling’s base salaries are reviewed by its Compensation Committee in the first quarter of each year, with any changes effective as of March 1. Accordingly, in the event that Sterling’s Compensation Committee increases the base salary of any of its Named Executive Officers, the figures set forth in the above table would be adjusted to reflect that increase.
     Sterling intends to provide additional information regarding executive officer compensation in the proxy statement for Sterling’s 2009 annual meeting of stockholders.
     A copy of the Amended Bonus Plan is included in this Current Report as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
Exhibit 10.1	2009 Bonus Plan

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2009	STERLING CHEMICALS, INC.
	By:	/s/ John V. Genova
John V. Genova
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description
Exhibit 10.1	2009 Bonus Plan